Exhibit (17)(b)(iv)

Eaton Vance

Large-Cap Growth Fund

Annual Report

December 31, 2013

Commodity Futures Trading Commission Registration. Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swap agreements) or markets itself as providing investment exposure to such instruments. The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and is not subject to the CFTC regulation. Because of its management of other strategies, the Fund’s adviser is registered with the CFTC as a commodity pool operator and a commodity trading advisor.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current summary prospectus or prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the summary prospectus and prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Annual Report December 31, 2013

Eaton Vance

Large-Cap Growth Fund

Table of Contents

Management’s Discussion of Fund Performance	2

Performance	3

Fund Profile	4

Endnotes and Additional Disclosures	5

Fund Expenses	6

Financial Statements	7

Report of Independent Registered Public Accounting Firm	18 and 30

Federal Tax Information	19

Management and Organization	31

Important Notices	34

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Management’s Discussion of Fund Performance1

Economic and Market Conditions

As the 12-month period started on January 1, 2013, U.S. stocks were just beginning a rally that would continue well into May. The rally was driven largely by strengthening U.S. economic data, as employment slowly improved and the housing market appeared to have finally turned the corner after its 2008 collapse.

In late May 2013, U.S. Federal Reserve (the Fed) Chairman Ben Bernanke surprised the markets by indicating that the Fed’s $85 billion in monthly asset purchases, known collectively as quantitative easing (QE), could begin to taper off sooner than most investors had expected. The negative effect on the markets was swift and dramatic. Bond investors rushed to sell assets in anticipation of rising interest rates. The prospect of reduced Fed stimulus weighed on equities as well.

By late June 2013, however, U.S. equities resumed their upward trajectory. The S&P 500 Index2, a broad measure of the U.S. stock market, closed at a new all-time high on August 2, 2013. Factors contributing to the rally included some backtracking by the Fed on its earlier statements regarding QE, ongoing improvements in housing and other U.S. economic data, and news from Europe that the eurozone had officially come out of its recession.

In late August 2013, U.S. equities faltered again, as investors worried that a U.S. strike on Syria could lead to a spike in oil prices. As those concerns faded, equities once more trended upward. In mid-September, the Fed again surprised investors by announcing that it was postponing any tapering of QE for the time being. Stocks initially surged in response, only to drift downward in late September and early October amid a Congressional impasse that led to a partial government shutdown on October 1, 2013.

In mid-October, U.S. stocks reversed direction again and began a rally that more or less lasted through the end of the 12-month period, with the S&P 500 Index and the Dow Jones Industrial Average both closing at all-time highs on December 31, 2013. Drivers of this latest rally included moderate growth in corporate earnings and a widespread belief that Janet Yellen — set to succeed Mr. Bernanke as Fed chairperson in early 2014 — would take a measured approach to winding down QE. Even the Fed’s mid-December announcement that tapering of QE would actually begin in January 2014 did not derail the rally, as investors appeared relieved that the tapering would be gradual and that the Fed still intended to keep the Fed funds rate near zero for an extended period.

The S&P 500 Index delivered a return of 32.39% for the 12-month period, while the Dow Jones Industrial Average returned 29.65%.

Fund Performance

For the 12-month period ended December 31, 2013, Eaton Vance Large-Cap Growth Fund (the Fund) had a total return of 35.35% for Class A shares at net asset value (NAV), outperforming the 33.48% return of the Fund’s benchmark, the Russell 1000 Growth Index (the Index).

All of the 10 economic sectors within the Index posted positive returns for the 12-month period, while the Fund achieved positive returns in all eight sectors in which it was invested. Stock selection was the primary driver of the Fund’s outperformance versus the Index, with sector allocation also contributing.

Relative to the Index, consumer discretionary was the Fund’s top-performing sector due to stock selection. An overweight in the Internet & catalog retail industry benefited the Fund’s relative performance versus the Index, as did exposure to the leisure equipment & products industry. Within these industries, two Internet retail companies, priceline.com, Inc. and Amazon.com, Inc., were among the Fund’s leading individual stocks, along with Polaris Industries, Inc., a manufacturer of all-terrain vehicles. In the consumer staples sector, the food products industry was a notable outperformer for the Fund versus the Index due to stock selection, led by Green Mountain Coffee Roasters, Inc. which was among the Fund’s best-performing individual stocks. The health care sector also aided the Fund’s performance versus the Index, particularly due to a timely overweight position and stock selection in the biotechnology industry. A biopharmaceutical company, Gilead Sciences, Inc., was among the Fund’s top individual stocks amid optimism about its treatments for liver disease.

Conversely, information technology was the Fund’s weakest-performing sector versus the Index due to both stock selection and an overweight position. The communications equipment industry was a notable detractor from Fund performance versus the Index, hampered by an overweight as well as stock selection. F5 Networks, Inc., a provider of network applications delivery technology, was among the Fund’s weakest-performing individual stocks. QUALCOMM, Inc., a long-term holding and a leading maker of telecommunications semiconductors, was also a drag on the Fund’s relative performance versus the Index after reporting disappointing results. Energy was the Fund’s other weak-performing sector versus the Index. Stock selection, particularly in the energy equipment & services industry, more than offset the Fund’s beneficial overweight in the sector thereby detracting from Fund performance. Cameron International Corp., a leading supplier of process control systems, was one of the Fund’s worst-performing stocks after reporting lower-than-expected earnings during the period.

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to eatonvance.com.

2

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Performance2,3

Portfolio Managers Lewis R. Piantedosi and Yana S. Barton, CFA

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	One Year	Five Years	Ten Years
Class A at NAV	09/09/2002	09/09/2002	35.35%	17.53%	7.54%
Class A with 5.75% Maximum Sales Charge	—	—	27.57	16.15	6.90
Class C at NAV	09/09/2002	09/09/2002	34.27	16.66	6.73
Class C with 1% Maximum Sales Charge	—	—	33.27	16.66	6.73
Class I at NAV	05/03/2007	09/09/2002	35.61	17.84	7.71
Class R at NAV	08/03/2009	09/09/2002	34.94	17.28	7.42
Russell 1000 Growth Index	—	—	33.48%	20.38%	7.82%

% Total Annual Operating Expense Ratios[4]		Class A	Class C	Class I	Class R
Gross		1.38%	2.13%	1.13%	1.63%
Net		1.25	2.00	1.00	1.50

Growth of $10,000

This graph shows the change in value of a hypothetical investment of $10,000 in Class A of the Fund for the period indicated. For comparison, the same investment is shown in the indicated index.

Growth of Investment	Amount Invested	Period Beginning	At NAV	With Maximum Sales Charge
Class C	$10,000	12/31/2003	$19,188	N.A.
Class I	$250,000	12/31/2003	$525,518	N.A.
Class R	$10,000	12/31/2003	$20,467	N.A.

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to eatonvance.com.

3

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Fund Profile5

Sector Allocation (% of net assets)6

Top 10 Holdings (% of net assets)[6]

Apple, Inc.	5.2%

Google, Inc., Class A	5.1

Amazon.com, Inc.	3.3

Gilead Sciences, Inc.	3.0

QUALCOMM, Inc.	2.8

Visa, Inc., Class A	2.1

priceline.com, Inc.	2.0

NXP Semiconductors NV	2.0

Facebook, Inc., Class A	1.9

EMC Corp.	1.8

Total	29.2%

See Endnotes and Additional Disclosures in this report.

4

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Endnotes and Additional Disclosures

[1]

The views expressed in this report are those of the portfolio manager(s) and are current only through the date stated at the top of this page. These views are subject to change at any time based upon market or other conditions, and Eaton Vance and the Fund(s) disclaim any responsibility to update such views. These views may not be relied upon as investment advice and, because investment decisions are based on many factors, may not be relied upon as an indication of trading intent on behalf of any Eaton Vance fund. This commentary may contain statements that are not historical facts, referred to as “forward looking statements”. The Fund’s actual future results may differ significantly from those stated in any forward looking statement, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and purchases of Fund shares, the continuation of investment advisory, administrative and service contracts, and other risks discussed from time to time in the Fund’s filings with the Securities and Exchange Commission.

[2]

S&P 500 Index is an unmanaged index of large-cap stocks commonly used as a measure of U.S. stock market performance. Dow Jones Industrial Average is a price-weighted average of 30 blue-chip stocks that are generally the leaders in their industry. Russell 1000 Growth Index is an unmanaged index of U.S. large-cap growth stocks. Unless otherwise stated, index returns do not reflect the effect of any applicable sales charges, commissions, expenses, taxes or leverage, as applicable. It is not possible to invest directly in an index.

[3]

Total Returns at NAV do not include applicable sales charges. If sales charges were deducted, the returns would be lower. Total Returns shown with maximum sales charge reflect the stated maximum sales charge. Unless otherwise stated, performance does not reflect the deduction of taxes on Fund distributions or redemptions of Fund shares.

Performance prior to the inception date of a class may be linked to the performance of an older class of the Fund. This linked performance is adjusted for any applicable sales charge, but is not adjusted for class expense differences. If adjusted for such differences, the performance would be different. Performance presented in the financial highlights included in the financial statements is not linked. In the performance table, the performance of Class I and Class R is linked to Class A. Performance since inception for an index, if presented, is the performance since the Fund’s or oldest share class’ inception, as applicable.

[4]	Source: Fund prospectus. Net expense ratio reflects a contractual expense reimbursement that continues through 4/30/14. Without the reimbursement, performance would have been lower.

[5]	Fund invests in an affiliated investment company (Portfolio) with the same objective(s) and policies as the Fund. References to investments are to the Portfolio’s holdings.

[6]	Excludes cash and cash equivalents.

Fund profile subject to change due to active management.

5

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Fund Expenses

Example:  As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (July 1, 2013 – December 31, 2013).

Actual Expenses:  The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes:  The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Beginning Account Value (7/1/13)	Ending Account Value (12/31/13)	Expenses Paid During Period* (7/1/13 – 12/31/13)		Annualized Expense Ratio

Actual
Class A	$1,000.00	$1,216.20	$6.98	**	1.25%
Class C	$1,000.00	$1,211.70	$11.15	**	2.00%
Class I	$1,000.00	$1,217.50	$5.59	**	1.00%
Class R	$1,000.00	$1,214.70	$8.37	**	1.50%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,018.90	$6.36	**	1.25%
Class C	$1,000.00	$1,015.10	$10.16	**	2.00%
Class I	$1,000.00	$1,020.20	$5.09	**	1.00%
Class R	$1,000.00	$1,017.60	$7.63	**	1.50%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on June 30, 2013. The Example reflects the expenses of both the Fund and the Portfolio.

**	Absent an allocation of certain expenses to an affiliate, expenses would be higher.

6

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Statement of Assets and Liabilities

Assets	December 31, 2013
Investment in Large-Cap Growth Portfolio, at value (identified cost, $92,696,626)	$149,770,330
Receivable for Fund shares sold	218,661
Total assets	$149,988,991

Liabilities
Payable for Fund shares redeemed	$349,520
Payable to affiliates:
Administration fee	18,613
Distribution and service fees	43,923
Trustees’ fees	125
Due to affiliate	11,738
Accrued expenses	67,076
Total liabilities	$490,995
Net Assets	$149,497,996

Sources of Net Assets
Paid-in capital	$89,493,241
Accumulated net realized gain from Portfolio	2,931,051
Net unrealized appreciation from Portfolio	57,073,704
Total	$149,497,996

Class A Shares
Net Assets	$89,426,167
Shares Outstanding	4,275,636
Net Asset Value and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$20.92
Maximum Offering Price Per Share
(100 ÷ 94.25 of net asset value per share)	$22.20

Class C Shares
Net Assets	$29,318,360
Shares Outstanding	1,549,658
Net Asset Value and Offering Price Per Share*
(net assets ÷ shares of beneficial interest outstanding)	$18.92

Class I Shares
Net Assets	$28,335,998
Shares Outstanding	1,333,224
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$21.25

Class R Shares
Net Assets	$2,417,471
Shares Outstanding	117,020
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$20.66

On sales of $50,000 or more, the offering price of Class A shares is reduced.

*	Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

7	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Statement of Operations

Investment Income	Year Ended December 31, 2013
Dividends allocated from Portfolio (net of foreign taxes, $8,477)	$1,885,535
Interest allocated from Portfolio	599
Expenses allocated from Portfolio	(1,056,537)
Total investment income from Portfolio	$829,597

Expenses
Administration fee	$215,946
Distribution and service fees
Class A	219,978
Class C	248,459
Class R	9,948
Trustees’ fees and expenses	500
Custodian fee	24,359
Transfer and dividend disbursing agent fees	173,185
Legal and accounting services	20,298
Printing and postage	29,969
Registration fees	49,553
Miscellaneous	13,789
Total expenses	$1,005,984
Deduct —
Allocation of expenses to affiliate	$145,581
Total expense reductions	$145,581

Net expenses	$860,403

Net investment loss	$(30,806)

Realized and Unrealized Gain (Loss) from Portfolio
Net realized gain (loss) —
Investment transactions	$23,404,980
Foreign currency transactions	1,482
Net realized gain	$23,406,462
Change in unrealized appreciation (depreciation) —
Investments	$20,106,628
Foreign currency	572
Net change in unrealized appreciation (depreciation)	$20,107,200

Net realized and unrealized gain	$43,513,662

Net increase in net assets from operations	$43,482,856

8	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Statements of Changes in Net Assets

	Year Ended December 31,
Increase (Decrease) in Net Assets	2013	2012
From operations —
Net investment loss	$(30,806)	$(122,494)
Net realized gain from investment and foreign currency transactions	23,406,462	14,450,829
Net change in unrealized appreciation (depreciation) from investments and foreign currency	20,107,200	5,297,351
Net increase in net assets from operations	$43,482,856	$19,625,686
Distributions to shareholders —
From net investment income
Class A	$(2,108)	$—
Class C	(656)	—
Class I	(704)	(63,093)
Class R	(48)	—
From net realized gain
Class A	(10,494,148)	(950,533)
Class C	(3,699,462)	(254,612)
Class I	(3,323,607)	(308,587)
Class R	(283,230)	(19,347)
Total distributions to shareholders	$(17,803,963)	$(1,596,172)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$17,583,544	$18,490,065
Class B	—	580,015
Class C	6,550,201	3,355,101
Class I	11,772,347	8,760,956
Class R	613,337	966,988
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	9,783,567	895,099
Class C	2,790,423	186,980
Class I	2,484,010	323,403
Class R	263,137	19,210
Cost of shares redeemed
Class A	(40,847,752)	(49,608,799)
Class B	—	(1,042,715)
Class C	(6,136,875)	(7,138,293)
Class I	(21,439,912)	(13,447,072)
Class R	(511,282)	(828,561)
Net asset value of shares exchanged
Class A	—	758,943
Class B	—	(758,943)
Net asset value of shares merged*
Class A	—	6,247,035
Class B	—	(6,247,035)
Contingent deferred sales charges
Class B	—	1,198
Net decrease in net assets from Fund share transactions	$(17,095,255)	$(38,486,425)

Net increase (decrease) in net assets	$8,583,638	$(20,456,911)

Net Assets
At beginning of year	$140,914,358	$161,371,269
At end of year	$149,497,996	$140,914,358

Accumulated net investment loss included in net assets
At end of year	$—	$(46,406)

*	At the close of business on October 5, 2012, Class B shares were merged into Class A shares.

	9	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Financial Highlights

	Class A
	Year Ended December 31,
	2013	2012	2011	2010	2009
Net asset value — Beginning of year	$17.540	$15.730	$16.630	$14.550	$10.680

Income (Loss) From Operations
Net investment income(1)	$0.012	$0.002	$0.009	$0.019	$0.014
Net realized and unrealized gain (loss)	6.069	1.992	(0.909)	2.061	3.856

Total income (loss) from operations	$6.081	$1.994	$(0.900)	$2.080	$3.870

Less Distributions
From net investment income	$(0.001)	$—	$—	$—	$—
From net realized gain	(2.700)	(0.184)	—	—	—

Total distributions	$(2.701)	$(0.184)	$—	$—	$—

Net asset value — End of year	$20.920	$17.540	$15.730	$16.630	$14.550

Total Return(2)	35.35%	12.66%	(5.41)%	14.30%	36.11%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$89,426	$86,843	$99,259	$113,771	$85,281
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)(5)	1.25%	1.25%	1.25%	1.25%	1.25%
Net investment income	0.06%	0.01%	0.05%	0.13%	0.12%
Portfolio Turnover of the Portfolio	42%	40%	69%	59%	60%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(5)

The administrator subsidized certain operating expenses (equal to 0.10%, 0.13%, 0.13%, 0.13% and 0.24% of average daily net assets for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively).

10	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Financial Highlights — continued

	Class C
	Year Ended December 31,
	2013	2012	2011	2010	2009
Net asset value — Beginning of year	$16.190	$14.630	$15.590	$13.740	$10.160

Income (Loss) From Operations
Net investment loss(1)	$(0.127)	$(0.118)	$(0.107)	$(0.089)	$(0.072)
Net realized and unrealized gain (loss)	5.558	1.862	(0.853)	1.939	3.652

Total income (loss) from operations	$5.431	$1.744	$(0.960)	$1.850	$3.580

Less Distributions
From net investment income	$(0.001)	$—	$—	$—	$—
From net realized gain	(2.700)	(0.184)	—	—	—

Total distributions	$(2.701)	$(0.184)	$—	$—	$—

Net asset value — End of year	$18.920	$16.190	$14.630	$15.590	$13.740

Total Return(2)	34.27%	11.91%	(6.16)%	13.46%	35.10%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$29,318	$22,422	$23,524	$27,905	$25,645
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)(5)	2.00%	2.00%	2.00%	2.00%	2.00%
Net investment loss	(0.68)%	(0.74)%	(0.70)%	(0.64)%	(0.62)%
Portfolio Turnover of the Portfolio	42%	40%	69%	59%	60%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(5)

The administrator subsidized certain operating expenses (equal to 0.10%, 0.13%, 0.13%, 0.13% and 0.24% of average daily net assets for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively).

11	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Financial Highlights — continued

	Class I
	Year Ended December 31,
	2013	2012	2011	2010	2009
Net asset value — Beginning of year	$17.750	$15.910	$16.780	$14.640	$10.720

Income (Loss) From Operations
Net investment income(1)	$0.063	$0.050	$0.051	$0.053	$0.056
Net realized and unrealized gain (loss)	6.138	2.012	(0.921)	2.087	3.864

Total income (loss) from operations	$6.201	$2.062	$(0.870)	$2.140	$3.920

Less Distributions
From net investment income	$(0.001)	$(0.038)	$—	$—	$—
From net realized gain	(2.700)	(0.184)	—	—	—

Total distributions	$(2.701)	$(0.222)	$—	$—	$—

Net asset value — End of year	$21.250	$17.750	$15.910	$16.780	$14.640

Total Return(2)	35.61%	13.01%	(5.24)%	14.62%	36.57%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$28,336	$29,920	$30,675	$27,560	$22,984
Ratios (as a percentage of average daily net assets):
Expenses(3)(4)(5)	1.00%	1.00%	1.00%	1.00%	1.00%
Net investment income	0.31%	0.29%	0.31%	0.35%	0.43%
Portfolio Turnover of the Portfolio	42%	40%	69%	59%	60%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(3)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(5)

The administrator subsidized certain operating expenses (equal to 0.10%, 0.13%, 0.13%, 0.13% and 0.24% of average daily net assets for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, respectively).

12	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Financial Highlights — continued

	Class R
	Year Ended December 31,				Period Ended December 31, 2009(1)
	2013	2012	2011	2010
Net asset value — Beginning of period	$17.400	$15.640	$16.580	$14.530	$12.660

Income (Loss) From Operations
Net investment loss(2)	$(0.037)	$(0.038)	$(0.029)	$(0.011)	$(0.008)
Net realized and unrealized gain (loss)	5.998	1.982	(0.911)	2.061	1.878

Total income (loss) from operations	$5.961	$1.944	$(0.940)	$2.050	$1.870

Less Distributions
From net investment income	$(0.001)	$—	$—	$—	$—
From net realized gain	(2.700)	(0.184)	—	—	—

Total distributions	$(2.701)	$(0.184)	$—	$—	$—

Net asset value — End of period	$20.660	$17.400	$15.640	$16.580	$14.530

Total Return(3)	34.94%	12.42%	(5.67)%	14.11%	14.77	%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$2,417	$1,729	$1,378	$575	$1
Ratios (as a percentage of average daily net assets):
Expenses(5)(6)(7)	1.50%	1.50%	1.50%	1.50%	1.50	%(8)
Net investment loss	(0.18)%	(0.22)%	(0.18)%	(0.08)%	(0.15	)%(8)
Portfolio Turnover of the Portfolio	42%	40%	69%	59%	60	%(9)

(1)	For the period from the start of business, August 3, 2009, to December 31, 2009.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)

The administrator subsidized certain operating expenses (equal to 0.10%, 0.13%, 0.13%, 0.13% and 0.24% of average daily net assets for the years ended December 31, 2013, 2012, 2011 and 2010, and the period ended December 31, 2009, respectively).

(8)	Annualized.

(9)	For the Portfolio’s fiscal year ended December 31, 2009.

13	See Notes to Financial Statements.

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Notes to Financial Statements

1  Significant Accounting Policies

Eaton Vance Large-Cap Growth Fund (the Fund) is a diversified series of Eaton Vance Special Investment Trust (the Trust). The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund offers four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I and Class R shares are sold at net asset value and are not subject to a sales charge. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses and net investment income and losses, other than class-specific expenses, are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Each class of shares differs in its distribution plan and certain other class-specific expenses. The Fund invests all of its investable assets in interests in Large-Cap Growth Portfolio (the Portfolio), a Massachusetts business trust, having the same investment objective and policies as the Fund. The value of the Fund’s investment in the Portfolio reflects the Fund’s proportionate interest in the net assets of the Portfolio (93.6% at December 31, 2013). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the portfolio of investments, are included elsewhere in this report and should be read in conjunction with the Fund’s financial statements.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation — Valuation of securities by the Portfolio is discussed in Note 1A of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

B  Income — The Fund’s net investment income or loss consists of the Fund’s pro-rata share of the net investment income or loss of the Portfolio, less all actual and accrued expenses of the Fund.

C  Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary.

As of December 31, 2013, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Fund files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

D  Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

G  Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

H  Other — Investment transactions are accounted for on a trade date basis. Dividends to shareholders are recorded on the ex-dividend date.

2  Distributions to Shareholders

It is the present policy of the Fund to make at least one distribution annually (normally in December) of all or substantially all of its net investment income and to distribute annually all or substantially all of its net realized capital gains. Distributions are declared separately for each class of shares. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the ex-dividend date or, at the election of the shareholder, receive distributions in cash. The Fund distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be

14

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Notes to Financial Statements — continued

reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

The tax character of distributions declared for the years ended December 31, 2013 and December 31, 2012 was as follows:

	Year Ended December 31,
	2013	2012

Distributions declared from:
Ordinary income	$2,330,441	$63,093
Long-term capital gains	$15,473,522	$1,533,079

During the year ended December 31, 2013, accumulated net realized gain was decreased by $4,424,955, accumulated net investment loss was decreased by $80,728 and paid-in capital was increased by $4,344,227 due to differences between book and tax accounting, primarily for net operating losses, return of capital distributions from securities, investments in partnerships, the Fund’s use of equalization accounting and foreign currency gain (loss). Tax equalization accounting allows the Fund to treat as a distribution that portion of redemption proceeds representing a redeeming shareholder’s portion of undistributed taxable income and net capital gains. These reclassifications had no effect on the net assets or net asset value per share of the Fund.

As of December 31, 2013, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

Undistributed ordinary income	$574,834
Undistributed long-term capital gains	$2,159,912
Net unrealized appreciation	$57,270,009

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statement of Assets and Liabilities are primarily due to wash sales, partnership allocations and investments in partnerships.

3  Transactions with Affiliates

The administration fee is earned by Eaton Vance Management (EVM) as compensation for administrative services rendered to the Fund. The fee is computed at an annual rate of 0.15% of the Fund’s average daily net assets. For the year ended December 31, 2013, the administration fee amounted to $215,946. EVM has agreed to reimburse the Fund’s expenses to the extent that total annual operating expenses (relating to ordinary operating expenses only) exceed 1.25%, 2.00%, 1.00% and 1.50% of the Fund’s average daily net assets for Class A, Class C, Class I and Class R, respectively. This agreement may be changed or terminated after April 30, 2014. Pursuant to this agreement, EVM was allocated $145,581 of the Fund’s operating expenses for the year ended December 31, 2013. The Portfolio has engaged Boston Management and Research (BMR), a subsidiary of EVM, to render investment advisory services. See Note 2 of the Portfolio’s Notes to Financial Statements which are included elsewhere in this report. EVM serves as the sub-transfer agent of the Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. For the year ended December 31, 2013, EVM earned $6,438 in sub-transfer agent fees. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $13,989 as its portion of the sales charge on sales of Class A shares for the year ended December 31, 2013. EVD also received distribution and service fees from Class A, Class C and Class R shares (see Note 4) and contingent deferred sales charges (see Note 5).

Trustees and officers of the Fund who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Fund out of the investment adviser fee. Certain officers and Trustees of the Fund and the Portfolio are officers of the above organizations.

4  Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, the Fund pays EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the year ended December 31, 2013 amounted to $219,978 for Class A shares. The Fund also has in effect distribution plans for Class C shares (Class C Plan) and Class R shares (Class R Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class C Plan, the Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class C shares for providing ongoing distribution services and facilities to the Fund. For the year ended December 31, 2013, the Fund paid or accrued to EVD $186,344 for Class C shares. The Class R Plan requires the Fund to pay EVD an amount up to 0.50% per annum of its average daily net assets attributable to Class R shares for providing ongoing distribution

15

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Notes to Financial Statements — continued

services and facilities to the Fund. The Trustees of the Trust have currently limited Class R distribution payments to 0.25% per annum of the average daily net assets attributable to Class R shares. For the year ended December 31, 2013, the Fund paid or accrued to EVD $4,974 for Class R shares.

Pursuant to the Class C and Class R Plans, the Fund also makes payments of service fees to EVD, financial intermediaries and other persons in amounts equal to 0.25% per annum of its average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the sales commissions and distribution fees payable to EVD. Service fees paid or accrued for the year ended December 31, 2013 amounted to $62,115 and $4,974 for Class C and Class R shares, respectively.

Distribution and service fees are subject to the limitations contained in the Financial Industry Regulatory Authority’s NASD Conduct Rule 2830(d).

5  Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) of 1% generally is imposed on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within 18 months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. For the year ended December 31, 2013, the Fund was informed that EVD received approximately $10,000 and $1,000 of CDSCs paid by Class A and Class C shareholders, respectively. For the year ended December 31, 2012, the Fund received CDSCs of $1,198 from Class B shareholders.

6  Investment Transactions

For the year ended December 31, 2013, increases and decreases in the Fund’s investment in the Portfolio aggregated $9,542,471 and $48,874,630, respectively.

7  Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

	Year Ended December 31,
Class A	2013	2012

Sales	873,080	1,073,172
Issued to shareholders electing to receive payments of distributions in Fund shares	483,704	50,542
Redemptions	(2,031,855)	(2,870,785)
Merger from Class B shares	—	342,491
Exchange from Class B shares	—	44,066

Net decrease	(675,071)	(1,360,514)

Class B		Year Ended December 31, 2012(1)

Sales		36,124
Redemptions		(64,903)
Merger to Class A shares		(369,210)
Exchange to Class A shares		(47,354)

Net decrease		(445,343)

16

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Notes to Financial Statements — continued

	Year Ended December 31,
Class C	2013	2012

Sales	347,367	209,567
Issued to shareholders electing to receive payments of distributions in Fund shares	152,373	11,436
Redemptions	(335,351)	(443,144)

Net increase (decrease)	164,389	(222,141)

	Year Ended December 31,
Class I	2013	2012

Sales	557,261	499,001
Issued to shareholders electing to receive payments of distributions in Fund shares	120,820	18,047
Redemptions	(1,030,644)	(759,873)

Net decrease	(352,563)	(242,825)

	Year Ended December 31,
Class R	2013	2012

Sales	30,240	58,778
Issued to shareholders electing to receive payments of distributions in Fund shares	13,174	1,093
Redemptions	(25,782)	(48,625)

Net increase	17,632	11,246

(1)

Effective January 1, 2012, Class B shares were only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions. At the close of business on October 5, 2012, Class B shares were merged into Class A shares.

17

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Report of Independent Registered Public Accounting Firm

To the Trustees of Eaton Vance Special Investment Trust and Shareholders of Eaton Vance Large-Cap Growth Fund:

We have audited the accompanying statement of assets and liabilities of Eaton Vance Large-Cap Growth Fund (the “Fund”) (one of the funds constituting Eaton Vance Special Investment Trust), as of December 31, 2013, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Eaton Vance Large-Cap Growth Fund as of December 31, 2013, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 17, 2014

18

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Federal Tax Information (Unaudited)

The Form 1099-DIV you received in January 2014 showed the tax status of all distributions paid to your account in calendar year 2013. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in the Fund. As required by the Internal Revenue Code and/or regulations, shareholders must be notified regarding the status of qualified dividend income for individuals, the dividends received deduction for corporations and capital gains dividends.

Qualified Dividend Income.  The Fund designates approximately $1,846,318, or up to the maximum amount of such dividends allowable pursuant to the Internal Revenue Code, as qualified dividend income eligible for the reduced tax rate of 15%.

Dividends Received Deduction.  Corporate shareholders are generally entitled to take the dividends received deduction on the portion of the Fund’s dividend distribution that qualifies under tax law. For the Fund’s fiscal 2013 ordinary income dividends, 100% qualifies for the corporate dividends received deduction.

Capital Gains Dividends.  The Fund hereby designates as a capital gain dividend with respect to the taxable year ended December 31, 2013, $19,829,768 or, if subsequently determined to be different, the net capital gain of such year.

19

Large-Cap Growth Portfolio

December 31, 2013

Portfolio of Investments

Common Stocks — 99.1%

Security	Shares	Value

Aerospace & Defense — 3.0%
Boeing Co. (The)	18,444	$2,517,421
United Technologies Corp.	19,876	2,261,889

		$4,779,310

Air Freight & Logistics — 1.8%
C.H. Robinson Worldwide, Inc.	25,905	$1,511,298
FedEx Corp.	9,065	1,303,275

		$2,814,573

Airlines — 0.7%
United Continental Holdings, Inc.(1)	30,956	$1,171,065

		$1,171,065

Automobiles — 1.8%
Ford Motor Co.	98,082	$1,513,405
Volkswagen AG, PFC Shares	4,711	1,325,763

		$2,839,168

Beverages — 2.0%
Beam, Inc.	14,159	$963,662
PepsiCo, Inc.	26,650	2,210,351

		$3,174,013

Biotechnology — 7.4%
Amgen, Inc.	16,379	$1,869,827
Biogen Idec, Inc.(1)	8,529	2,385,988
Celgene Corp.(1)	16,067	2,714,680
Gilead Sciences, Inc.(1)	64,573	4,852,661

		$11,823,156

Building Products — 1.3%
Armstrong World Industries, Inc.(1)	36,115	$2,080,585

		$2,080,585

Capital Markets — 0.9%
Invesco, Ltd.	39,218	$1,427,535

		$1,427,535

Chemicals — 3.4%
Ecolab, Inc.	24,683	$2,573,696
Monsanto Co.	24,696	2,878,319

		$5,452,015

Security	Shares	Value

Commercial Banks — 3.3%
PNC Financial Services Group, Inc. (The)	21,072	$1,634,766
Regions Financial Corp.	164,153	1,623,473
Wells Fargo & Co.	44,543	2,022,252

		$5,280,491

Communications Equipment — 3.7%
F5 Networks, Inc.(1)	17,040	$1,548,254
QUALCOMM, Inc.	59,970	4,452,773

		$6,001,027

Computers & Peripherals — 7.9%
Apple, Inc.	14,820	$8,315,650
EMC Corp.	116,975	2,941,921
NCR Corp.(1)	41,839	1,425,037

		$12,682,608

Consumer Finance — 1.6%
American Express Co.	27,668	$2,510,318

		$2,510,318

Diversified Financial Services — 1.0%
Citigroup, Inc.	31,443	$1,638,495

		$1,638,495

Electrical Equipment — 2.2%
Emerson Electric Co.	28,524	$2,001,814
Rockwell Automation, Inc.	13,506	1,595,869

		$3,597,683

Energy Equipment & Services — 1.6%
Schlumberger, Ltd.	27,823	$2,507,131

		$2,507,131

Food & Staples Retailing — 1.7%
Costco Wholesale Corp.	12,839	$1,527,969
Wal-Mart Stores, Inc.	14,201	1,117,477

		$2,645,446

Food Products — 2.2%
Hershey Co. (The)	11,053	$1,074,683
Mondelez International, Inc., Class A	67,211	2,372,548

		$3,447,231

20	See Notes to Financial Statements.

Large-Cap Growth Portfolio

December 31, 2013

Portfolio of Investments — continued

Security	Shares	Value

Health Care Equipment & Supplies — 3.3%
Covidien PLC	29,298	$1,995,194
Medtronic, Inc.	26,017	1,493,116
Stryker Corp.	22,839	1,716,122

		$5,204,432

Hotels, Restaurants & Leisure — 2.5%
Marriott International, Inc., Class A	36,422	$1,797,790
Starbucks Corp.	28,724	2,251,674

		$4,049,464

Household Durables — 0.5%
Mohawk Industries, Inc.(1)	5,594	$832,947

		$832,947

Household Products — 0.8%
Colgate-Palmolive Co.	19,816	$1,292,201

		$1,292,201

Industrial Conglomerates — 1.2%
3M Co.	13,185	$1,849,196

		$1,849,196

Internet & Catalog Retail — 6.0%
Amazon.com, Inc.(1)	13,093	$5,221,358
Groupon, Inc.(1)	104,099	1,225,245
priceline.com, Inc.(1)	2,775	3,225,660

		$9,672,263

Internet Software & Services — 7.0%
Facebook, Inc., Class A(1)	55,685	$3,043,742
Google, Inc., Class A(1)	7,336	8,221,529

		$11,265,271

IT Services — 2.1%
Visa, Inc., Class A	15,172	$3,378,501

		$3,378,501

Leisure Equipment & Products — 1.1%
Brunswick Corp.	37,382	$1,721,815

		$1,721,815

Security	Shares	Value

Life Sciences Tools & Services — 1.0%
Agilent Technologies, Inc.	28,222	$1,614,016

		$1,614,016

Machinery — 3.4%
Caterpillar, Inc.	25,163	$2,285,052
Donaldson Co., Inc.	31,866	1,384,896
Wabtec Corp.	23,714	1,761,239

		$5,431,187

Media — 2.4%
Comcast Corp., Class A	29,446	$1,530,161
Walt Disney Co. (The)	30,955	2,364,962

		$3,895,123

Oil, Gas & Consumable Fuels — 2.8%
EOG Resources, Inc.	9,004	$1,511,231
Occidental Petroleum Corp.	13,278	1,262,738
Range Resources Corp.	19,456	1,640,336

		$4,414,305

Personal Products — 1.0%
Estee Lauder Cos., Inc. (The), Class A	22,128	$1,666,681

		$1,666,681

Pharmaceuticals — 2.0%
Perrigo Co. PLC	9,723	$1,492,091
Roche Holding AG ADR	24,748	1,737,310

		$3,229,401

Road & Rail — 0.8%
Union Pacific Corp.	7,692	$1,292,256

		$1,292,256

Semiconductors & Semiconductor Equipment — 4.1%
Avago Technologies, Ltd.	28,225	$1,492,821
Broadcom Corp., Class A	29,006	860,028
Intel Corp.	40,320	1,046,707
NXP Semiconductors NV(1)	68,697	3,155,253

		$6,554,809

Software — 3.6%
Microsoft Corp.	71,784	$2,686,875
Oracle Corp.	38,327	1,466,391

21	See Notes to Financial Statements.

Large-Cap Growth Portfolio

December 31, 2013

Portfolio of Investments — continued

Security	Shares	Value

Software (continued)
VMware, Inc., Class A(1)	17,997	$1,614,511

		$5,767,777

Specialty Retail — 4.4%
AutoNation, Inc.(1)	41,177	$2,046,085
Bed Bath & Beyond, Inc.(1)	12,373	993,552
Home Depot, Inc. (The)	16,002	1,317,605
PetSmart, Inc.	15,371	1,118,240
Staples, Inc.	95,776	1,521,881

		$6,997,363

Textiles, Apparel & Luxury Goods — 1.6%
NIKE, Inc., Class B	32,632	$2,566,180

		$2,566,180

Total Common Stocks (identified cost $95,329,056)		$158,567,038

Short-Term Investments — 0.9%

Description	Interest (000’s omitted)	Value

Eaton Vance Cash Reserves Fund, LLC, 0.14%(2)	$1,361	$1,360,920

Total Short-Term Investments (identified cost $1,360,920)		$1,360,920

Total Investments — 100.0% (identified cost $96,689,976)		$159,927,958

Other Assets, Less Liabilities — 0.0%(3)		$36,996

Net Assets — 100.0%		$159,964,954

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

ADR	–	American Depositary Receipt
PFC Shares	–	Preference Shares

(1)	Non-income producing security.

(2)

Affiliated investment company, available to Eaton Vance portfolios and funds, which invests in high quality, U.S. dollar denominated money market instruments. The rate shown is the annualized seven-day yield as of December 31, 2013.

(3)	Amount is less than 0.05%.

22	See Notes to Financial Statements.

Large-Cap Growth Portfolio

December 31, 2013

Statement of Assets and Liabilities

Assets	December 31, 2013
Unaffiliated investments, at value (identified cost, $95,329,056)	$158,567,038
Affiliated investment, at value (identified cost, $1,360,920)	1,360,920
Dividends receivable	140,390
Interest receivable from affiliated investment	72
Tax reclaims receivable	29,297
Total assets	$160,097,717

Liabilities
Payable to affiliates:
Investment adviser fee	$86,301
Trustees’ fees	1,616
Accrued expenses	44,846
Total liabilities	$132,763
Net Assets applicable to investors’ interest in Portfolio	$159,964,954

Sources of Net Assets
Investors’ capital	$96,722,809
Net unrealized appreciation	63,242,145
Total	$159,964,954

23	See Notes to Financial Statements.

Large-Cap Growth Portfolio

December 31, 2013

Statement of Operations

Investment Income	Year Ended December 31, 2013
Dividends (net of foreign taxes, $9,056)	$2,025,751
Interest allocated from affiliated investment	643
Expenses allocated from affiliated investment	(73)
Total investment income	$2,026,321

Expenses
Investment adviser fee	$1,006,895
Trustees’ fees and expenses	6,420
Custodian fee	75,804
Legal and accounting services	35,757
Miscellaneous	10,134
Total expenses	$1,135,010
Deduct —
Reduction of custodian fee	$3
Total expense reductions	$3

Net expenses	$1,135,007

Net investment income	$891,314

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$25,387,179
Investment transactions allocated from affiliated investment	14
Foreign currency transactions	1,570
Net realized gain	$25,388,763
Change in unrealized appreciation (depreciation) —
Investments	$21,403,070
Foreign currency	613
Net change in unrealized appreciation (depreciation)	$21,403,683

Net realized and unrealized gain	$46,792,446

Net increase in net assets from operations	$47,683,760

24	See Notes to Financial Statements.

Large-Cap Growth Portfolio

December 31, 2013

Statements of Changes in Net Assets

	Year Ended December 31,
Increase (Decrease) in Net Assets	2013	2012
From operations —
Net investment income	$891,314	$922,637
Net realized gain from investment and foreign currency transactions	25,388,763	15,751,772
Net change in unrealized appreciation (depreciation) from investments and foreign currency	21,403,683	5,405,387
Net increase in net assets from operations	$47,683,760	$22,079,796
Capital transactions —
Contributions	$12,668,333	$12,144,911
Withdrawals	(58,445,957)	(49,255,914)
Net decrease in net assets from capital transactions	$(45,777,624)	$(37,111,003)

Net increase (decrease) in net assets	$1,906,136	$(15,031,207)

Net Assets
At beginning of year	$158,058,818	$173,090,025
At end of year	$159,964,954	$158,058,818

25	See Notes to Financial Statements.

Large-Cap Growth Portfolio

December 31, 2013

Supplementary Data

	Year Ended December 31,
Ratios/Supplemental Data	2013	2012	2011	2010	2009
Ratios (as a percentage of average daily net assets):
Expenses(1)	0.73%	0.73%	0.72%	0.73%	0.75%
Net investment income	0.58%	0.54%	0.58%	0.63%	0.63%
Portfolio Turnover	42%	40%	69%	59%	60%

Total Return	36.04%	13.25%	(4.91)%	14.89%	36.77%

Net assets, end of year (000’s omitted)	$159,965	$158,059	$173,090	$203,565	$167,631

(1)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

26	See Notes to Financial Statements.

Large-Cap Growth Portfolio

December 31, 2013

Notes to Financial Statements

1  Significant Accounting Policies

Large-Cap Growth Portfolio (the Portfolio) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as a diversified, open-end management investment company. The Portfolio’s investment objective is to seek total return. The Declaration of Trust permits the Trustees to issue interests in the Portfolio. At December 31, 2013, Eaton Vance Large-Cap Growth Fund held an interest of 93.6% in the Portfolio.

The following is a summary of significant accounting policies of the Portfolio. The policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation — The following methodologies are used to determine the market value or fair value of investments.

Equity Securities. Equity securities (including common shares of closed-end investment companies) listed on a U.S. securities exchange generally are valued at the last sale or closing price on the day of valuation or, if no sales took place on such date, at the mean between the closing bid and asked prices therefore on the exchange where such securities are principally traded. Equity securities listed on the NASDAQ Global or Global Select Market generally are valued at the NASDAQ official closing price. Unlisted or listed securities for which closing sales prices or closing quotations are not available are valued at the mean between the latest available bid and asked prices.

Debt Obligations. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value.

Foreign Securities and Currencies. Foreign securities and currencies are valued in U.S. dollars, based on foreign currency exchange rate quotations supplied by a third party pricing service. The pricing service uses a proprietary model to determine the exchange rate. Inputs to the model include reported trades and implied bid/ask spreads. The daily valuation of exchange-traded foreign securities generally is determined as of the close of trading on the principal exchange on which such securities trade. Events occurring after the close of trading on foreign exchanges may result in adjustments to the valuation of foreign securities to more accurately reflect their fair value as of the close of regular trading on the New York Stock Exchange. When valuing foreign equity securities that meet certain criteria, the Portfolio’s Trustees have approved the use of a fair value service that values such securities to reflect market trading that occurs after the close of the applicable foreign markets of comparable securities or other instruments that have a strong correlation to the fair-valued securities.

Affiliated Fund. The Portfolio may invest in Eaton Vance Cash Reserves Fund, LLC (Cash Reserves Fund), an affiliated investment company managed by Eaton Vance Management (EVM). The value of the Portfolio’s investment in Cash Reserves Fund reflects the Portfolio’s proportionate interest in its net assets. Cash Reserves Fund generally values its investment securities utilizing the amortized cost valuation technique in accordance with Rule 2a-7 under the 1940 Act. This technique involves initially valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If amortized cost is determined not to approximate fair value, Cash Reserves Fund may value its investment securities based on available market quotations provided by a third party pricing service.

Fair Valuation. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Portfolio in a manner that fairly reflects the security’s value, or the amount that the Portfolio might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable companies or entities, quotations or relevant information obtained from broker/dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the company’s or entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B  Investment Transactions — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost.

C  Income — Dividend income is recorded on the ex-dividend date for dividends received in cash and/or securities. However, if the ex-dividend date has passed, certain dividends from foreign securities are recorded as the Portfolio is informed of the ex-dividend date. Withholding taxes on foreign dividends and capital gains have been provided for in accordance with the Portfolio’s understanding of the applicable countries’ tax rules and rates. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

D  Federal Taxes — The Portfolio has elected to be treated as a partnership for federal tax purposes. No provision is made by the Portfolio for federal or state taxes on any taxable income of the Portfolio because each investor in the Portfolio is ultimately responsible for the payment of any taxes on its share of taxable income. Since at least one of the Portfolio’s investors is a regulated investment company that invests all or substantially all of its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements (under the Internal Revenue Code) in order for its investors to satisfy them. The Portfolio will allocate, at least annually among its investors, each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains and any other items of income, gain, loss, deduction or credit.

27

Large-Cap Growth Portfolio

December 31, 2013

Notes to Financial Statements — continued

As of December 31, 2013, the Portfolio had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Portfolio files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Portfolio. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Portfolio maintains with SSBT. All credit balances, if any, used to reduce the Portfolio’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F  Foreign Currency Translation — Investment valuations, other assets, and liabilities initially expressed in foreign currencies are translated each business day into U.S. dollars based upon current exchange rates. Purchases and sales of foreign investment securities and income and expenses denominated in foreign currencies are translated into U.S. dollars based upon currency exchange rates in effect on the respective dates of such transactions. Recognized gains or losses on investment transactions attributable to changes in foreign currency exchange rates are recorded for financial statement purposes as net realized gains and losses on investments. That portion of unrealized gains and losses on investments that results from fluctuations in foreign currency exchange rates is not separately disclosed.

G  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H  Indemnifications — Under the Portfolio’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Portfolio. Under Massachusetts law, if certain conditions prevail, interestholders in the Portfolio could be deemed to have personal liability for the obligations of the Portfolio. However, the Portfolio’s Declaration of Trust contains an express disclaimer of liability on the part of Portfolio interestholders and the By-laws provide that the Portfolio shall assume the defense on behalf of any Portfolio interestholder. Moreover, the By-laws also provide for indemnification out of Portfolio property of any interestholder held personally liable solely by reason of being or having been an interestholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Portfolio enters into agreements with service providers that may contain indemnification clauses. The Portfolio’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Portfolio that have not yet occurred.

2  Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of EVM, as compensation for investment advisory services rendered to the Portfolio. The fee is computed at an annual rate of 0.65% of the Portfolio’s average daily net assets up to $500 million and is payable monthly. On net assets of $500 million and over, the annual fee is reduced. For the year ended December 31, 2013, the Portfolio’s investment adviser fee amounted to $1,006,895 or 0.65% of the Portfolio’s average daily net assets. The Portfolio invests its cash in Cash Reserves Fund. EVM does not currently receive a fee for advisory services provided to Cash Reserves Fund.

Trustees and officers of the Portfolio who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Portfolio out of the investment adviser fee. Trustees of the Portfolio who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended December 31, 2013, no significant amounts have been deferred. Certain officers and Trustees of the Portfolio are officers of the above organizations.

3  Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $64,113,759 and $109,383,158, respectively, for the year ended December 31, 2013.

4  Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of the Portfolio at December 31, 2013, as determined on a federal income tax basis, were as follows:

Aggregate cost	$96,726,224

Gross unrealized appreciation	$63,385,808
Gross unrealized depreciation	(184,074)

Net unrealized appreciation	$63,201,734

The net unrealized appreciation on foreign currency at December 31, 2013 on a federal income tax basis was $4,163.

28

Large-Cap Growth Portfolio

December 31, 2013

Notes to Financial Statements — continued

5  Line of Credit

The Portfolio participates with other portfolios and funds managed by EVM and its affiliates in a $750 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Portfolio solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Portfolio based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.08% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Portfolio, it may be unable to borrow some or all of its requested amounts at any particular time. The Portfolio did not have any significant borrowings or allocated fees during the year ended December 31, 2013.

6  Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

•	Level 1 – quoted prices in active markets for identical investments

•	Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At December 31, 2013, the hierarchy of inputs used in valuing the Portfolio’s investments, which are carried at value, were as follows:

Asset Description	Level 1	Level 2		Level 3	Total

Common Stocks
Consumer Discretionary	$31,248,560	$1,325,763		$—	$32,574,323
Consumer Staples	12,225,572	—		—	12,225,572
Energy	6,921,436	—		—	6,921,436
Financials	10,856,839	—		—	10,856,839
Health Care	21,871,005	—		—	21,871,005
Industrials	23,015,855	—		—	23,015,855
Information Technology	45,649,993	—		—	45,649,993
Materials	5,452,015	—		—	5,452,015

Total Common Stocks	$157,241,275	$1,325,763	*	$—	$158,567,038

Short-Term Investments	$—	$1,360,920		$—	$1,360,920

Total Investments	$157,241,275	$2,686,683		$—	$159,927,958

*

Includes foreign equity securities whose values were adjusted to reflect market trading of comparable securities or other correlated instruments that occurred after the close of trading in their applicable foreign markets.

The Portfolio held no investments or other financial instruments as of December 31, 2012 whose fair value was determined using Level 3 inputs. At December 31, 2013, there were no investments transferred between Level 1 and Level 2 during the year then ended.

29

Large-Cap Growth Portfolio

December 31, 2013

Report of Independent Registered Public Accounting Firm

To the Trustees and Investors of Large-Cap Growth Portfolio:

We have audited the accompanying statement of assets and liabilities of Large-Cap Growth Portfolio (the “Portfolio”), including the portfolio of investments, as of December 31, 2013, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the supplementary data for each of the five years in the period then ended. These financial statements and supplementary data are the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on these financial statements and supplementary data based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. The Portfolio is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2013, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and supplementary data referred to above present fairly, in all material respects, the financial position of Large-Cap Growth Portfolio as of December 31, 2013, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the supplementary data for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 17, 2014

30

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Management and Organization

Fund Management.  The Trustees of Eaton Vance Special Investment Trust (the Trust) and Large-Cap Growth Portfolio (the Portfolio) are responsible for the overall management and supervision of the Trust’s and Portfolio’s affairs. The Trustees and officers of the Trust and the Portfolio are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust and the Portfolio hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust and the Portfolio, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Fund’s principal underwriter, the Portfolio’s placement agent and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below. Each Trustee oversees 182 portfolios in the Eaton Vance Complex (including all master and feeder funds in a master feeder structure). Each officer serves as an officer of certain other Eaton Vance funds. Each Trustee and officer serves until his or her successor is elected.

Name and Year of Birth	Position(s) with the Trust and the Portfolio	Length of Service	Principal Occupation(s) and Directorships During Past Five Years and Other Relevant Experience
Interested Trustee

Thomas E. Faust Jr. 1958	Trustee	Since 2007

Chairman, Chief Executive Officer and President of EVC, Director and President of EV, Chief Executive Officer and President of EVM and BMR, and Director of EVD. Trustee and/or officer of 182 registered investment companies. Mr. Faust is an interested person because of his positions with EVM, BMR, EVD, EVC and EV, which are affiliates of the Trust and the Portfolio.

Directorships in the Last Five Years.(1) Director of EVC and Hexavest Inc.

Noninterested Trustees

Scott E. Eston 1956	Trustee	Since 2011

Private investor. Formerly held various positions at Grantham, Mayo, Van Otterloo and Co., L.L.C. (investment management firm) (1997-2009), including Chief Operating Officer (2002-2009), Chief Financial Officer (1997-2009) and Chairman of the Executive Committee (2002-2008); President and Principal Executive Officer, GMO Trust (open-end registered investment company) (2006-2009). Former Partner, Coopers and Lybrand L.L.P. (now PricewaterhouseCoopers) (public accounting firm) (1987-1997).

Directorships in the Last Five Years. None.

Allen R. Freedman 1940	Trustee	Since 2007

Private Investor. Former Chairman (2002-2004) and a Director (1983-2004) of Systems & Computer Technology Corp. (provider of software to higher education). Formerly, a Director of Loring Ward International (fund distributor) (2005-2007). Former Chairman and a Director of Indus International, Inc. (provider of enterprise management software to the power generating industry) (2005-2007). Former Chief Executive Officer of Assurant, Inc. (insurance provider) (1979-2000).

Directorships in the Last Five Years.(1) Director of Stonemor Partners, L.P. (owner and operator of cemeteries). Formerly, Director of Assurant, Inc. (insurance provider) (1979-2011).

Valerie A. Mosley(2) 1960	Trustee	Since 2014

Chairwoman and Chief Executive Officer of Valmo Ventures (a consulting and investment firm). Former Partner and Senior Vice President, Portfolio Manager and Investment Strategist at Wellington Management Company, LLP (investment management firm) (1992-2012). Former Chief Investment Officer, PG Corbin Asset Management (1990-1992). Formerly worked in institutional corporate bond sales at Kidder Peabody (1986-1990).

Directorships in the Last Five Years. Director of Dynex Capital, Inc. (mortgage REIT) (since 2013).

William H. Park 1947	Trustee	Since 2003

Consultant and private investor. Formerly, Chief Financial Officer, Aveon Group L.P. (investment management firm) (2010-2011). Formerly, Vice Chairman, Commercial Industrial Finance Corp. (specialty finance company) (2006-2010). Formerly, President and Chief Executive Officer, Prizm Capital Management, LLC (investment management firm) (2002-2005). Formerly, Executive Vice President and Chief Financial Officer, United Asset Management Corporation (investment management firm) (1982-2001). Formerly, Senior Manager, Price Waterhouse (now PricewaterhouseCoopers) (an independent registered public accounting firm) (1972-1981).

Directorships in the Last Five Years.(1) None.

31

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Management and Organization — continued

Name and Year of Birth	Position(s) with the Trust and the Portfolio	Length of Service	Principal Occupation(s) and Directorships During Past Five Years and Other Relevant Experience
Noninterested Trustees (continued)

Ronald A. Pearlman 1940	Trustee	Since 2003

Professor of Law, Georgetown University Law Center. Formerly, Deputy Assistant Secretary (Tax Policy) and Assistant Secretary (Tax Policy), U.S. Department of the Treasury (1983-1985). Formerly, Chief of Staff, Joint Committee on Taxation, U.S. Congress (1988-1990).

Directorships in the Last Five Years.(1) None.

Helen Frame Peters 1948	Trustee	Since 2008

Professor of Finance, Carroll School of Management, Boston College. Formerly, Dean, Carroll School of Management, Boston College (2000-2002). Formerly, Chief Investment Officer, Fixed Income, Scudder Kemper Investments (investment management firm) (1998-1999). Formerly, Chief Investment Officer, Equity and Fixed Income, Colonial Management Associates (investment management firm) (1991-1998).

Directorships in the Last Five Years.(1) Formerly, Director of BJ’s Wholesale Club, Inc. (wholesale club retailer) (2004-2011). Formerly, Trustee of SPDR Index Shares Funds and SPDR Series Trust (exchange traded funds) (2000-2009). Formerly, Director of Federal Home Loan Bank of Boston (a bank for banks) (2007-2009).

Lynn A. Stout 1957	Trustee	Of the Trust since 1998 and of the Portfolio since 2002

Distinguished Professor of Corporate and Business Law, Jack G. Clarke Business Law Institute, Cornell University Law School. Formerly, the Paul Hastings Professor of Corporate and Securities Law (2006-2012) and Professor of Law (2001-2006), University of California at Los Angeles School of Law.

Directorships in the Last Five Years.(1) None.

Harriett Tee Taggart 1948	Trustee	Since 2011

Managing Director, Taggart Associates (a professional practice firm). Formerly, Partner and Senior Vice President, Wellington Management Company, LLP (investment management firm) (1983-2006).

Directorships in the Last Five Years. Director of Albemarle Corporation (chemicals manufacturer) (since 2007) and The Hanover Group (specialty property and casualty insurance company) (since 2009). Formerly, Director of Lubrizol Corporation (specialty chemicals) (2007-2011).

Ralph F. Verni 1943	Chairman of the Board and Trustee	Chairman of the Board since 2007 and Trustee since 2005

Consultant and private investor. Formerly, Chief Investment Officer (1982-1992), Chief Financial Officer (1988-1990) and Director (1982-1992), New England Life. Formerly, Chairperson, New England Mutual Funds (1982-1992). Formerly, President and Chief Executive Officer, State Street Management & Research (1992-2000). Formerly, Chairperson, State Street Research Mutual Funds (1992-2000). Formerly, Director, W.P. Carey, LLC (1998-2004) and First Pioneer Farm Credit Corp. (2002-2006).

Directorships in the Last Five Years.(1) None.

Principal Officers who are not Trustees
Name and Year of Birth	Position(s) with the Trust and the Portfolio	Length of Service	Principal Occupation(s) During Past Five Years
Payson F. Swaffield(3) 1956	President of the Trust	Since 2013	Vice President and Chief Income Investment Officer of EVM and BMR.

Lewis R. Piantedosi 1965	President of the Portfolio	Since 2011	Vice President of EVM and BMR.

Maureen A. Gemma 1960	Vice President, Secretary and Chief Legal Officer	Vice President since 2011; Secretary since 2007 and Chief Legal Officer since 2008	Vice President of EVM and BMR.

32

Eaton Vance

Large-Cap Growth Fund

December 31, 2013

Management and Organization — continued

Name and Year of Birth	Position(s) with the Trust and the Portfolio	Length of Service	Principal Occupation(s) During Past Five Years
Principal Officers who are not Trustees (continued)

James F. Kirchner(4) 1967	Treasurer	Since 2013	Vice President of EVM and BMR.

Paul M. O’Neil 1953	Chief Compliance Officer	Since 2004	Vice President of EVM and BMR.

(1)

During their respective tenures, the Trustees (except Mr. Eston and Mmes. Mosley and Taggart) also served as Board members of one or more of the following Eaton Vance funds (which operated in the years noted): Eaton Vance Credit Opportunities Fund (launched in 2005 and terminated in 2010); Eaton Vance Insured Florida Plus Municipal Bond Fund (launched in 2002 and terminated in 2009); and Eaton Vance National Municipal Income Trust (launched in 1998 and terminated in 2009).

(2)	Effective January 1, 2014, Ms. Mosley became a Trustee of the Trust and of the Portfolio.

(3)	Prior to 2013, Mr. Swaffield was Vice President of the Trust since 2011.

(4)	Prior to 2013, Mr. Kirchner served as Assistant Treasurer of the Trust and of the Portfolio since 2007.

The SAI for the Fund includes additional information about the Trustees and officers of the Fund and the Portfolio and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

33

Eaton Vance Funds

IMPORTANT NOTICES

Privacy.  The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

•

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker-dealers.

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management’s Real Estate Investment Group and Boston Management and Research. In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial advisor/broker-dealer, it is likely that only such advisor’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents.  The Securities and Exchange Commission (SEC) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial advisor, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial advisor, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial advisor. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial advisor.

Portfolio Holdings.  Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting.  From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

34

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Investment Adviser of Large-Cap Growth Portfolio

Boston Management and Research

Two International Place

Boston, MA 02110

Administrator of Eaton Vance Large-Cap Growth Fund

Eaton Vance Management

Two International Place

Boston, MA 02110

Principal Underwriter*

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

(617) 482-8260

Custodian

State Street Bank and Trust Company

200 Clarendon Street

Boston, MA 02116

Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

Attn: Eaton Vance Funds

P.O. Box 9653

Providence, RI 02940-9653

(800) 262-1122

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

200 Berkeley Street

Boston, MA 02116-5022

Fund Offices

Two International Place

Boston, MA 02110

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FINRA BrokerCheck.  Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

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